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                                                              EXHIBIT 10(a)

                                                              EXECUTION COPY
                                                              --------------


                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT, made and entered into as of March 27, 2000 (the "Effective Date"), by and between James Dimon (the "Executive") and Bank One Corporation, a Delaware Corporation (the "Company"),

                                WITNESSETH THAT:
                                ----------------

     WHEREAS, the parties desire to enter into this Agreement pertaining to the employment of the Executive by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows:

     1. Employment. Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as its Chairman and Chief Executive Officer during the Agreement Term (as defined below), with such authority, power, responsibilities and duties customarily exercised by a person holding such positions in a company of the size and nature of the Company. Executive shall become a member of the Board of Directors of the Company (the "Board") effective as of March 27, 2000. The "Agreement Term" shall be the period beginning on the Effective Date and ending on the fifth anniversary of the Effective Date; provided, however, the Agreement Term will be automatically extended by twelve months on the fourth anniversary of the Effective Date and on each anniversary thereof, unless one party to this Agreement provides written notice of non-renewal to the other party prior to the date of such automatic extension.

     2. Performance of Duties. The Executive agrees that during his employment with the Company, he shall devote his full business time, energies and talents to serving as its Chairman and Chief Executive Officer and that he shall perform his duties faithfully and efficiently subject to the directions of the Board. Notwithstanding the foregoing provisions of this Section 2, the Executive may
(i) serve as a director, trustee or officer or otherwise participate in non-for-profit educational, welfare, social, religious and civic organizations; (ii) serve as a director of any for-profit business listed on Exhibit A hereto or, with the prior consent of the Organization, Compensation and Nominating Committee of the Board, serve as a director of any for-profit business which does not compete with the Company or any of its subsidiaries or affiliates, and
(iii) acquire passive investment interests in one or more entities, to the extent that such other activities do not inhibit or interfere with the performance of the Executive's duties under this Agreement, or to the knowledge of the Executive conflict in any material way with the business or policies of the Company or any subsidiary or affiliate thereof.
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     3. Compensation.  Subject to the terms of this Agreement, during the
Agreement Term, while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

(a) Base Salary. The Executive shall receive an annual base salary of not less than $1,000,000 payable in monthly or more frequent installments in accordance with the Company's payroll policies (such annual base salary as adjusted pursuant to this Section 3(a) shall hereinafter be referred to as "Base Salary"). The Executive's Base Salary shall be reviewed, and may be increased but not decreased, annually, by the Board pursuant to its normal performance review policies for senior executives, with the first such review occurring in February, 2001.

(b) Restricted Stock Award. The Company shall make an award to the Executive as of the Effective Date of 35,242 restricted shares of the Company's common stock under and subject to the terms and conditions of the Bank One Corporation Stock Performance Plan (the "Stock Plan"). The Executive shall vest in 20% of such shares on each of the first five anniversaries of the Effective Date. All unvested shares shall vest on the earlier of the date of a Change of Control (which for purposes of this Agreement, shall have the meaning as set forth in the Stock Plan, as presently in effect, a copy of which definition is attached hereto as Exhibit B) or the Executive's termination of employment by reason of death, Disability (as defined in Section 5(b) below), termination by the Company without Cause (as defined in Section 5(c) below) or Constructive Discharge (as defined in Section 5(e) below). The foregoing award of restricted stock shall be evidenced by a restricted stock award agreement in substantially the form attached hereto as Exhibit C.

(c) Initial Option Award. The Company shall make an award to the Executive under the Stock Plan on the Effective Date of ten-year options, with restorative stock option rights, to purchase an aggregate of 3,240,000 shares of the Company's common stock at $28.375 per share (the "Initial Options"), subject to the following:

     (i) Options to acquire 1,240,000 shares shall vest and become exercisable at the rate of 20% per year on each of the first five anniversaries of the Effective Date.

     (ii) Options to acquire 1,000,000 shares shall vest and become exercisable at the rate of 20% per year on each of the first five anniversaries of the Effective Date, provided, however, all such Options shall vest and become immediately exercisable on the date on which the closing price of the Company's common stock as reported on the New York Stock Exchange Composite Transactions Tape is at or above $50 per share (adjusted in accordance with Section 10 of the Stock Plan to reflect changes in the Company's corporate or capital structure), provided further that, subject to clause (iv) below, no such options

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           shall become exercisable prior to the sixth-month anniversary of the
           Effective Date.

     (iii) Options to acquire 1,000,000 shares shall vest and become exercisable at the rate of 20% per year on each of the first five anniversaries of the Effective Date, provided, however, all such Options shall vest and become immediately exercisable on the date on which the closing price of the Company's common stock as reported on the New York Stock Exchange Composite Transactions Tape is at or above $60 per share (adjusted in accordance with Section 10 of the Stock Plan to reflect changes in the Company's corporate or capital structure), provided further that, subject to clause (iv) below, no such options shall become exercisable prior to the sixth-month anniversary of the Effective Date.

     (iv) To the extent not previously vested, all such options shall become fully vested and exercisable on the earlier of a Change of Control or the Executive's termination of employment by reason of death, Disability, termination by the Company without Cause, or Constructive Discharge. To the extent not previously vested, all such options shall be immediately forfeited in the event of a termination of the Executive's employment for Cause or upon the Executive's resignation from the employ of the Company other than pursuant to a Constructive Discharge.

     (v) To the extent exercisable on the date of the Executive's termination of employment, such options shall continue to be exercisable by the Executive or, in the event of his death, by his estate for the following periods (but not beyond the original ten-year term of the options): (A) until the fifth anniversary of such termination of employment by reason of death, Disability, termination by the Company without Cause or Constructive Discharge, (B) subject to the following provisions of this clause (v), until 30 days after termination of employment by the Company for Cause. Except as provided in the following sentence, all options shall cease to be exercisable immediately upon the Executive's resignation from the employ of the Company other than pursuant to a Constructive Discharge. In the event of a Change of Control prior to the first anniversary of the Effective Date, any termination of the Executive's employment by the Company after the date of such Change of Control and on or before the close of business on the first business day following the first anniversary of the Effective Date shall be treated for purposes of this clause (v) as if it were a termination by the Company without Cause.

     (vi) The foregoing award of Initial Options shall be evidenced by a stock option agreement in substantially the form attached hereto as Exhibit D.

(d) Subsequent Equity Awards. Commencing in 2002, the Executive shall be entitled to receive no less than $7,000,000 per year in annual equity grant value under the Stock Plan or a successor thereto, such award to be made by the Board (or the appropriate

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     committee thereof) within the first calendar quarter of each year. Such value shall be determined by the Company in good faith in accordance with such methodology or methodologies as may be used by it to determine the equity grants to be made to its senior executives. The terms of such grants shall be determined by the Company in accordance with the terms of the Stock Plan or successor thereto on a basis consistent with awards granted to other senior executives; provided, however, that the Company shall have sole discretion to determine whether to make such awards in the form of stock options, restricted stock or other equity-based awards.

(e) Annual Incentive Payments. The Executive shall be eligible to receive an annual incentive payment (the "Incentive Payment") in accordance with the Company's Executive Management Annual Incentive Plan or any successor thereto (the "Incentive Plan"). The Executive shall be eligible to receive an Incentive Payment for each year of between 0% and 400% of Base Salary. The Executive's target Incentive Payment for each year shall be no less than 250% of his Base Salary for such year. The minimum Incentive Payment payable to the Executive for the period commencing on the Effective Date and ending on December 31, 2000 shall be $2,500,000.

(f) Supplemental Pension Benefits. The Executive shall be entitled to a pension benefit to be determined in accordance with the Bank One Corporation Supplemental Executive Retirement Plan as presently in effect (subject to any future enhancements) (the "SERP"), subject to the provisions of this Section 3(f). The Executive shall receive credit for two years of benefit service for purposes of the SERP for each year that he is employed by the Company, up to a maximum of fifteen years of employment, provided, however, that if his employment is terminated prior to the fifth anniversary of the Effective Date he shall be deemed to have ten years of benefit service for purposes of the SERP. Executive shall be deemed to have satisfied all requirements for the receipt of a SERP benefit, including but not limited to, requirements concerning age at the time of termination of employment from the Company and eligibility to receive benefits. Executive may elect, consistent with tax rules regarding deferral of compensation, that the actuarial equivalent (as reasonably determined by the Company based upon the Executive's actual age on the date of payment) of any benefit to which he is entitled under the SERP be distributed to him immediately upon his termination of employment with the Company. In the event that the Executive dies, the Executive's surviving spouse shall be eligible to receive a supplemental surviving spouse benefit in accordance with the terms of the SERP. The Executive understands and agrees that he shall forfeit any amounts to which he would otherwise be entitled under this Section 3(f) and the SERP if his employment with the Company is terminated prior to the fifth anniversary of the Effective Date by the Company for Cause (other than during the three-year period following a Change of Control) or by reason of the Executive's resignation other than pursuant to a Constructive Discharge.

(g) Employee Benefits, Fringe Benefits and Perquisites. The Executive shall be provided with employee benefits, fringe benefits and perquisites on a basis no less favorable than such benefits and perquisites are provided by the Company from time to time to

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     the Company's other senior executives, or the Company's former chief executive officer during his employment by the Company. The Company agrees to waive any waiting periods for the Executive and the Executive's dependents with respect to group coverage under its welfare benefit plans.

(h) Relocation Benefits. Executive understands that, as a condition of his employment by the Company, he is required to relocate his residence to the Chicago area. In connection with such relocation, he shall be entitled to reimbursement for reasonable expenses incurred in moving his principal residence to Chicago, Illinois, in accordance with the Company's relocation policy for senior executives. Executive will receive a tax gross-up payment in an amount that after all Federal, state and local income taxes thereon shall equal the aggregate amount of additional Federal, state and local income taxes payable by Executive from time to time by reason of the receipt of such reimbursement under this Section 3(h).

(i) Expense Reimbursement. The Company will reimburse the Executive for all reasonable expenses incurred by him (i) in connection with the negotiation and preparation of this Agreement and (ii) in the performance of his duties in accordance with the Company's policies applicable to senior executives.

(j) Additional Payments. In the event that any amount or benefit (collectively, the "Covered Payments") paid or distributed to the Executive by the Company or any affiliate incurs an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any similar tax that may hereafter be imposed ("Excise Tax"), the Company shall pay to Executive at the time specified below, the Tax Reimbursement Payment. The Tax Reimbursement Payment is defined as an amount which, after imposition of all income, employment and excise taxes thereon, is equal to the Excise Tax on the Covered Payments. The determination of whether Covered Payments are subject to Excise Tax and, if so, the amount of the Tax Reimbursement Payment to be paid to the Executive shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then Executive and the Company shall each select an accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. The portion of the Tax Reimbursement Payment attributable to a Covered Payment shall be paid to the Executive by the Company prior to the date that the corresponding Excise Tax payment is due to be paid by the Executive (through withholding or otherwise). The Executive covenants that he will use the Tax Reimbursement Payment under this Section 3(j) for the sole purpose of paying the Excise Tax.

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     4.  Indemnification.

(a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity, with respect to acts or omissions which occurred prior to his cessation of employment with the Company, and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

(b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 4(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

(c) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

     5. Termination of Employment. Upon termination of the Executive's employment for any reason, the Executive or, in the event of death, the Executive's estate shall be entitled to the Executive's Base Salary pro rated through the date of termination. Any annual Incentive Payment earned by the Executive for a prior award period, but not yet paid to the Executive, and any employee benefits to which the Executive is entitled by reason of his employment shall be paid to the Executive or his estate at such time as is provided by the terms of the applicable Company

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plan or policy. If the Executive's employment is terminated during the Agreement
Term, the Executive's right to additional payments and benefits under this Agreement for periods after his date of termination shall be determined in accordance with the following provisions of this Section 5.

(a) Death. If Executive's employment is terminated by reason of his death, the Executive's estate shall be entitled to a prompt cash payment of a prorated Incentive Payment for the year in which such death occurs, based on the target Incentive Payment for such year. The Executive's spouse and eligible dependents, shall be eligible for continued participation in all medical, dental, vision and hospitalization insurance plans in which they were participating at the time of the Executive's death until the third anniversary of the Executive's date of death.

(b) Disability. If the Executive's employment is terminated by the Company by reason of the Executive's Disability, the Executive shall be entitled to a prompt cash payment of a prorated Incentive Payment for the year in which such termination occurs, based on the target Incentive Payment for such year. Executive and his eligible dependents shall be entitled to continued participation so long as he is disabled and is not eligible for coverage under a successor employer's plans through the month in which the Executive attains age 65 in all medical, dental, vision and hospitalization insurance coverage, and in all other employee welfare benefit plans, programs and arrangements in which he was participating on the date of termination of his employment on terms and conditions that are no less favorable than those applicable, from time to time, to senior executives of the Company, For purposes of this Agreement, "Disability" means the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities contemplated by this Agreement. In the event of a dispute as to whether the Executive is disabled, the determination shall be made by a licensed medical doctor selected by the Company and agreed to by the Executive. If the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose. The Executive agrees to submit to such tests and examinations as such medical doctor shall deem appropriate.

(c) Termination for Cause or Voluntary Resignation. If the Executive's employment is terminated by the Company for Cause (other than during the three-year period following a Change of Control) or if the Executive voluntarily resigns from the employ of the Company, other than pursuant to a Constructive Discharge, all payments and benefits to which the Executive would otherwise be entitled under this Agreement shall immediately cease, except as otherwise specifically provided above in this Section 5 with respect to his pro rated Base Salary through the date of termination, his annual Incentive Payment, if any, earned for a prior award period and his previously earned employee benefits. For purposes of this Agreement, the term "Cause" shall mean:

     (i) the Executive is convicted of a felony or any crime involving moral turpitude; or

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     (ii)  a reasonable determination by a vote of directors comprising two-
           thirds of the entire Board, after giving the Executive notice and an opportunity to be heard, that, in carrying out his duties, the Executive has engaged in willful gross neglect or willful gross misconduct, resulting in material economic harm to the Company or resulting in reputational harm causing quantifiable material injury to the Company, unless the Executive had a good faith belief that such conduct was in, or not opposed to, the best interests of the Company.

(d)  Termination Without Cause.  If the Company terminates the Executive without
     Cause:

     (i) The Executive shall be entitled to a prompt cash payment of a prorated Incentive Payment for the year in which such termination occurs based on the target Incentive Payment for such year;

     (ii) The Executive shall be entitled to a prompt cash payment of 2.5 times the sum of (A) his Base Salary in effect on the date of his termination of employment, plus (B) $2,500,000, if such termination occurs in 2000 or, in the case of a subsequent termination, the average of the actual Incentive Payments earned by the Executive for the three prior years or, if less, for the number of his prior years of employment by the Company (including the portion of a year commencing on the Effective Date and ending on December 31, 2000);

     (iii) The Executive and his eligible dependents shall be entitled to continued participation in all medical, dental, vision and hospitalization insurance coverage, until the earlier of 36 months following termination of employment or the date, or dates, on which he receives equivalent coverage and benefits from a subsequent employer; and

     (iv) The Executive shall be credited with two and one-half years of additional service (five years of additional service if such termination occurs after a Change of Control) for purposes of the SERP if the Company terminates the Executive subsequent to the fifth anniversary of the Effective Date.

(e) Constructive Discharge. A Constructive Discharge by the Company shall be treated for all purposes of this Agreement as a terminates by the Company without Cause. If (x) the Executive provides written notice to the Company of the occurrence of Good Reason (as defined below) within a reasonable time after the Executive has knowledge of the circumstances constituting Good Reason, which notice shall specifically identify the circumstances which the Executive believes constitute Good Reason; (y) the Company fails to correct the circumstances within 15 days after such notice; and (z) the Executive resigns within ninety days after the date of delivery of the notice referred to in clause (x) above, then the Executive shall be considered to have been subject to a Constructive Discharge by the Company. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent (and except in consequence of a prior

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     termination of the Executive's employment), the occurrence of any of the following circumstances:

     (i) A reduction by the Company in the Executive's Base Salary to an amount that is less than required under Section 3(a) or a reduction in his target Incentive Payment as a percentage of Base Salary, without his consent.

     (ii) The failure of the Executive to be elected or reelected to any of the positions described in Section 1 or his removal from any such position.

     (iii) A material diminution in the Executive's duties or the assignment to him of any duties inconsistent with the Executive's position and status as Chairman and Chief Executive Officer of the Company.

     (iv) A change in the Executive's reporting relationship such that the Executive no longer reports directly to the Board.

     (v) A breach by the company of any of its material obligations to the Executive under this Agreement.

     (vi) The failure of the Company to obtain a satisfactory agreement from any successor to all or substantially all of the assets or business of the Company to assume and agree to perform this Agreement within 15 days after a merger, consolidation, sale or similar transaction.

In the event of a Change of Control, the mere fact that the Company ceases to be publicly traded or is a subsidiary of another corporation shall not constitute Good Reason under clause (iii) above. Notwithstanding any other provision of this Agreement, each of the following shall be deemed to be a Constructive
Discharge: (i) a resignation by the Executive for any reason (including a resignation after receipt of a notice pursuant to Section 5(c)(ii) and prior to a determination by the Board pursuant to such Section) after the later of a Change of Control or the first anniversary of the Effective Date and prior to the third anniversary of a Change of Control or (ii) a termination of the Executive by the Company for Cause after a Change of Control and on or before the close of business on the first business day following the first anniversary of the Effective Date.

(f) No Mitigation; No Offset. In the event of any termination of employment under this Section 5, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

(g) Nature of Payments. Any amounts due under this Section 5 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

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(h)  Effect of Termination on Other Positions.  If, on the date of his termination of employment with the Company, the Executive is a member of the Board of Directors of the Company or any of the subsidiaries, or holds any other position with the Company and the subsidiaries, the Executive shall be deemed to have resigned from all such positions as of the date of his termination of employment with the Company. Executive agrees to execute such documents and take such other actions as the Company may request to reflect such resignation.

(i) Benefit Plans. If, for any period during which the Executive is entitled to continued benefits under this Agreement, the Company reasonably determines that the Executive cannot participate in any benefit plan because he is not actively performing services for the Company, then, in lieu of providing benefits under any such plan, the Company shall provide comparable benefits or the cash equivalent of the cost thereof (after taking into account all tax consequences thereof to the Executive and the Executive's dependents as the case may be) to the Executive and, if applicable, the Executive's dependents through other arrangements.

(j) Other Severance Arrangements. Except as may be otherwise specifically provided in an amendment of this Section 5(j) adopted in accordance with
     Section 12, the Executive's rights under this Section 5 shall be in lieu of any benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company or any subsidiary or any other similar arrangement of the Company or any subsidiary providing benefits upon involuntary termination of employment (including, without limitation, the Executive Management Separation Plan).

(k) Return of Company Property. Upon his termination of employment with the Company for any reason, the Executive shall promptly return to the Company any keys, credit cards, passes, confidential documents or material, or other property belonging to the Company, and to return all writings, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) containing confidential information or relating to the business or proposed business of the Company or its subsidiaries or affiliates or containing any trade secrets relating to the Company or its subsidiaries or affiliates except any personal diaries, calendars, rolodexes or personal notes or correspondence. For purposes of the preceding sentence, the term "trade secrets" shall have the meaning ascribed to it under the Illinois Trade Secrets Act or, if such act is repealed, the Uniform Trade Secrets Act (on which the Illinois Trade Secrets Act is based). The Executive agrees to represent in writing to the Company upon termination of employment that he has complied with the foregoing provisions of this Section 5(k).

(l) Adverse Actions. Executive agrees that following his termination of employment with the Company for any reason until the second anniversary of such termination of employment without the prior written consent of-the Company the Executive shall not, in any manner, solicit, request, advise or assist any other person or entity to (a)

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     undertake any action that would be reasonably likely to, or is intended to, result in a Change in Control, or (b) seek to control in any material manner the Board.

(m) Mutual Nondisparagement. Each party agrees that, following the Executive's termination of employment, such party will not make any public statements which materially disparage the other party. Notwithstanding the foregoing, nothing in this Section 5(m) shall prohibit any person from making truthful statements when required by order of a court or other body having jurisdiction.

     6. Confidential Information. The Executive agrees that, during his employment by the Company and at all times thereafter, he shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries or affiliates, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or during his consultation with the Company after his termination of employment, and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Except in the good faith performance of his duties for the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

     7. Nonsolicitation. For the twelve-month period following his termination of employment with the Company, the Executive shall not solicit any individual who is employed by the Company or its subsidiaries or affiliates (or was so employed within 180 days prior to the Executive's action) to terminate or refrain from renewing or extending such employment or to become employed by or become a consultant to any other individual or entity other than the Company or its subsidiaries or affiliates, and the Executive shall not initiate discussion with any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity on behalf of the Executive's employer.

     8. Noncompetition. The Executive agrees that he will not engage in Competition (as defined below) while he is employed by the Company, and if he voluntarily resigns from the employ of the Company other than pursuant to a Constructive Discharge prior to the first anniversary of the Effective Date, for a period of twelve months after such termination of employment. In the event that the Executive engages in Competition within the twelve-month period immediately following the termination of his employment with the Company for any reason (including any termination prior to the first anniversary of the Effective Date), (i) his Initial Options shall be immediately forfeited to the extent not previously exercised and (ii) he shall forfeit (or, in the case of prior payment to the Executive, shall repay together with interest at the Applicable Federal Rate, determined in accordance with Section 1274(d) of the Internal Revenue Code or any successor provision thereto) a pro rata portion of the severance benefits provided for in Section 5(d)(i) and/or Section 5(d)(ii). Such pro rata portion shall be based upon (x) the number of days remaining between the first day on which the Executive engages in

Competition and the first anniversary of his last day of employment by the Company, divided by (y) 365. Except as otherwise provided with respect to Competition following a voluntary resignation prior to the first anniversary of the Effective Date, the Company's sole remedy for the breach of this Section shall be as set forth in the preceding two sentences. The Executive shall be deemed to be engaging in "Competition" if he directly or indirectly, owns, manages, operates, controls or participates in the ownership, management, operation or control of or is connected as an officer, employee, partner, director, consultant or otherwise with, or has any financial interest in, any business engaged in the financial services business in the states in which the Company or its subsidiaries or affiliates operate a commercial banking or other material financial services business which is a material part of such business and is in material competition with the business conducted by the Company at the time of the termination of his employment with the Company or its subsidiaries or affiliates. Ownership for personal investment purposes only of less than 2% of the voting stock of any publicly held corporation shall not constitute a violation hereof.

     9. Equitable Remedies. The Executive acknowledges that the Company would be irreparably injured by a violation of Section 5(l), 6 or 7 or the first sentence of Section 8 and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of
Section 5(l), 6 or 7 or the first sentence of Section 8. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

     10. Assistance with Claims. Executive agrees that, consistent with the Executive's business and personal affairs, during and after his employment by the Company, he will assist the Company and its subsidiaries and affiliates in the defense of any claims, or potential claims that may be made or threatened to be made against any of them in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), and will assist the Company and its affiliates in the prosecution of any claims that may be made by the Company or any subsidiary or affiliate in any Proceeding, to the extent that such claims may relate to the Executive's employment or the period of Executive's employment by the Company. Executive agrees, unless precluded by law, to promptly inform the Company if Executive is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims. Executive also agrees, unless precluded by law, to promptly inform the Company if Executive is asked to assist in any investigation (whether governmental or private) of the Company or any subsidiary or affiliate (or their actions), regardless of whether a lawsuit has then been filed against the Company or any subsidiary or affiliate with respect to such investigation. The Company agrees to reimburse Executive for all of Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses and any attorneys' fees and shall pay a reasonable per diem fee for Executive's services.

     11. Assignability, Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

     12. Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof except that in the event of the Executive's Disability so as to render him incapable of such action, his legal representative may be substituted for purposes of such amendment.

     13. Applicable Law. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Delaware, without regard to the conflict of law provisions of any state.

     14. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

     15. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

     16. Compliance with Law. Notwithstanding any provision contained in this Agreement to the contrary, in the event the FDIC, Office of the Comptroller of the Currency or the Federal Reserve Board commences an appropriate proceeding, action or order challenging the payment to Executive of any benefit hereunder, or in the event any such payment hereunder is otherwise prohibited by law, such benefit payment shall be suspended until such time as the challenge is fully and finally resolved and the applicable regulatory authority does not object to the payments or until such payments are otherwise permitted by law. In the event that any challenge to the payments required by this Agreement is initiated by a regulatory authority or other person, the

Company shall notify Executive of such challenge and shall promptly proceed in good faith to attempt to resolve such challenge in a manner that enables the Company to make to Executive all payments required hereunder.

     17. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice):

to the Company:

     Bank One Corporation
     1 Bank One Plaza
     Chicago, IL 60670
     Attention: General Counsel

or to the Executive:

     Mr. James Dimon
     c/o Bank One Corporation
     1 Bank One Plaza
     Chicago, IL 60670

with a copy to:

    Joseph E. Bachelder
    Law Offices of Joseph E. Bachelder
    780 Third Avenue
    New York, New York 10017

Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt. Such notices, demands, claims and other communications shall be deemed given in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; or in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received.

     18. Arbitration of Disputes and Reimbursement of Legal Costs. Except as otherwise provided by Section 9, any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by final, binding and non-appealable arbitration in Chicago, Illinois by three arbitrators. Subject to the following provisions, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "Association") then in effect. One of the arbitrators shall be appointed by the Company, one shall be appointed by the Executive, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If the Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including the Company's and the Executive's reasonable attorneys' fees and expenses). Otherwise, each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the American Arbitration Association equally. Pending the resolution of the arbitration, all payments and benefits otherwise due to Executive hereunder shall continue; provided, however, that any severance benefits provided for in Section 5(d)(i) and/or Section 5(d)(ii) shall be paid to the Executive during such period at the rate of 1/30th thereof per month; and provided, further, that upon final resolution (i) the Company shall immediately pay to the Executive the remaining amount, if any, to which he is entitled together with interest from the date such payment was otherwise due at the Applicable Federal Rate and (ii) the Executive shall promptly repay to the Company the amount, if any, paid to him pending such resolution to which he was not entitled together with interest at the Applicable Federal Rate; provided, however, that except in the case of a repayment due by reason of the Executive having engaged in Competition, such repayment shall be net of any taxes paid by the Executive with respect to the receipt of such severance benefits, after taking into account the deductibility of such repayment.

     19. Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound; (ii) except to the extent previously disclosed to the Company in writing, Executive is not a party to or bound by an employment agreement, noncompete agreement or confidentiality agreement with any other person or entity which would interfere in any material respect with the performance of his duties hereunder; and (iii) Executive shall not use any confidential information or trade secrets in connection with the performance of his duties hereunder.

     20. Company's Representations. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement, that the Agreement has been duly authorized by all necessary corporate action, that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization or any applicable law or regulation and that this Agreement is enforceable in accordance with its terms.

     21. Survivorship. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

     22. Entire Agreement. Except as otherwise noted herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof.

     23. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

    IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed, all as of the day and year first above written.

                                              /s/ James Dimon
                                         --------------------------
                                                Executive

                                         BANK ONE CORPORATION

                                         By   /s/ John R. Hall
                                            -----------------------

                                         Its Chairman

[Seal]

                                                          EXHIBIT A

                               Board of Directors
                             For-Profit Businesses
                             ---------------------

Tricon Global Restaurants, Inc.

                                                        EXHIBIT B

                                 Definition of
                               Change of Control
                               -----------------

     A "Change of Control" of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

     (I) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Corporation (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"), provided, however, that for purposes of this subsection (I), the following acquisitions shall not constitute a Change of
Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (III) of this Section 12(b); or

     (II) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (III) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,
(B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% of more of, the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (IV) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

                                                    EXHIBIT C

                        RESTRICTED STOCK AWARD AGREEMENT
                        --------------------------------

          THIS AGREEMENT (the "Agreement"), dated March 27, 2000, is between Bank One Corporation, a Delaware corporation (hereinafter called the "Company"), and Mr. James Dimon (hereinafter called the "Participant").

          WHEREAS, the Company has adopted the Bank One Corporation Stock Performance Plan (the "Plan"), which Plan as it may be amended from time to time is incorporated herein by reference and made a part of this Agreement;

          WHEREAS, the Organization, Compensation and Nominating Committee of this Board of Directors has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein (the "Restricted Stock Award") to the Participant pursuant to the Plan and the terms set forth herein;

          WHEREAS, the Company and the Participant have entered into an Employment Agreement dated March 27, 2000 (the "Employment Agreement"); and

          WHEREAS, the Employment Agreement provides for the grant of Restricted Shares to the Participant.

          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

          1. Grant of the Restricted Shares. Subject to the terms and conditions of the Plan, the Employment Agreement and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Restricted Stock Award consisting of 35,242 shares of Common Stock (hereinafter called the "Restricted Shares"). The Restricted Shares shall vest (and thus become non-forfeitable) in accordance with Section 2 hereof. Any capitalized terms set forth herein to the extent not defined herein shall have the meanings set forth in the Employment Agreement or the Plan.

          2.  Vesting.

          (a) Subject to the Participant's continued employment with the Company and the terms of this Agreement and the Employment Agreement, the Restricted Shares shall vest and become non-forfeitable, as follows: 7,048 of the Restricted Shares on each of the first four anniversaries of the date of this Agreement and the remainder on the fifth anniversary of such date. Notwithstanding the foregoing, in the event the above vesting schedule results in the vesting of any fractional Shares, such fractional Shares shall not be deemed vested hereunder but shall vest and become nonforfeitable when such fractional Shares aggregate whole Shares.

          (b) (i) If the Participant's employment with the Company is terminated as a result of the Participant's death or Disability, termination by the Company without Cause or Constructive Discharge (all as defined or described in the Employment Agreement), or if a Change of Control (as defined or described in the Employment Agreement) occurs, the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested.

               (ii) If the Participant's employment with the Company is
                    terminated by the Company for Cause (other than during the three-year period following a Change of Control) or if the Participant voluntarily resigns from the employ of the Company, other than pursuant to a Constructive Discharge, the Restricted Shares shall, to the extent not then vested, be forfeited by the Participant; provided, however, that in such event the Participant shall not have any obligation to reimburse the Company for any amount in respect of any cash dividends theretofore received by the Participant with respect to Restricted Shares.

          3. Certificates. The Restricted Shares shall be issued by the Company and shall be registered in the Participant's name on the stock transfer books of the Company as of the date hereof. At the request of the Participant, at any time on or after the vesting of such shares, certificates for such shares shall be issued in the Participant's name. No certificates shall be issued for fractional Shares.

          4. Rights as a Stockholder. The Participant shall be the record owner of the Restricted Shares until or unless such Shares are forfeited pursuant to Section 2 hereof and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights and dividends with respect to the Restricted Shares; provided that (i) any in-kind dividends paid with respect to the Restricted Shares which have not previously vested shall be withheld by the Company and shall be paid to the Participant only when, and to the extent such Restricted Shares shall become fully vested pursuant to Section 2 and (ii) the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 6. As soon as practicable following the vesting of any Restricted Shares pursuant to Section 2, certificates for the Restricted Shares which shall have vested shall be delivered to the Participant or to the Participant's legal guardian or representative along with the stock powers relating thereto.

          5. Transferability. The Restricted Shares may not, at any time prior to becoming vested pursuant to Section 2, be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with the provisions of the Plan.

          7. Participant's Employment by the Company. Subject to the terms of the Employment Agreement, nothing contained in this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Participant in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment, if any, of the Participant at any time or for any reason whatsoever, with or without Cause, and the Participant hereby acknowledges and agrees that, except as otherwise provided in the Employment Agreement neither the Company nor any other person has made any representations or promises whatsoever to the Participant concerning the Participant's employment or continued employment by the Company or any subsidiary of the Company.

          8. Change in Capitalization. If, prior to the time the restrictions imposed by Section 2 on the Restricted Shares lapse, the Company shall be reorganized, or consolidated or merged with another corporation, any stock, securities or other property exchangeable for such Restricted Shares pursuant to such reorganization, consolidation or merger shall be deposited with the Company and shall become subject to the terms of this Agreement to the same extent as if it had been the original property granted hereby.

          9.  Withholding.

          (a) It shall be a condition of the obligation of the Company to deliver to the Participant Restricted Shares that have vested that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any Federal, state or local income or other taxes required by law to be withheld with respect to such Restricted Shares. Any such liability may be satisfied, in whole or in part, by the Participant's authorizing the Company to withhold from the Restricted Shares that would otherwise be delivered Restricted Shares whose Fair Market Value equals the liability. The Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel (including, without limitation, withholding vested Restricted Shares otherwise deliverable to Participant hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Participant) to satisfy all obligations for the payment of any such taxes.

          (b) Cash dividends paid with respect to the Restricted Shares will be treated as compensation taxable to the Participant and will be subjected to applicable withholding, through payroll reductions, when paid for the purpose of satisfying any liability for any Federal, state or local income or other taxes required by law to be withheld with respect to such dividends.

          (c) The Participant is hereby advised to seek his own tax counsel regarding the taxation of the grant of Restricted Shares made hereunder.

          10. Securities Laws. The Company represents that the Restricted Shares are registered without restriction under the Securities Act of 1933, and under any and all applicable state securities laws, and that the Shares shall remain registered after vesting. Upon the vesting of any Restricted Shares, the Company may require the Participant to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement and appropriate legends may be placed on the certificates. The granting of the Restricted Shares hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required and appropriate legends may be placed on the certificates.

          11. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its General Counsel, and any notice to be given to the Participant shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to
Section 11, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 11. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

          12. Governing Law. The laws of the State of Delaware (or if the Company reincorporates in another state, the laws of that state) shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

          14. Restricted Stock Award Subject to the Employment Agreement and Plan. This Restricted Stock Award shall be subject to the terms and provisions of the Employment Agreement and of the Plan as modified by the Employment Agreement. In the event of any conflict among this Agreement, the Plan or the Employment Agreement, the terms of the Employment Agreement shall control.

          15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          16. Resolution of Disputes. Any disputes under the Agreement shall be resolved in accordance with Section 18 of the Employment Agreement, which shall be deemed incorporated herein in full.

          17. The Company's Representations. The Company represents and warrants that (a) it is fully authorized by action of the Board and the Committee (and of any other person or body whose action is required) to enter into this Agreement and to perform its obligations hereunder; (b) the execution, delivery and performance of this Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company; (c) the Plan is consistent with the terms of this Agreement; and (d) upon the execution and delivery of this Agreement by the Company and the Participant, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                         BANK ONE CORPORATION

                                         By:   /s/ John R. Hall
                                             -------------------
                                         Its: Chairman


  /s/ James Dimon
----------------------
Participant

                                                    EXHIBIT D

                             STOCK OPTION AGREEMENT
                             ----------------------

          THIS AGREEMENT (the "Agreement"), dated as of March 27, 2000 is made by and between Bank One Corporation (the "Company"), a Delaware corporation, and Mr. James Dimon (the "Optionee"), an employee of the Company.

                                    RECITALS
                                    --------

          WHEREAS, the Optionee and the Company have entered into an employment agreement which provides for the grant of stock options to the Optionee; and

          WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase 3,240,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"); and

          WHEREAS, the Company wishes to award an option to purchase shares of Common Stock under the Bank One Corporation Stock Performance Plan as amended as of the date of grant, (the "Plan"), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

          WHEREAS, the Company's Organization, Compensation and Nominating Committee (the "Committee"), appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to grant to the Optionee a Stock Option to purchase Common Stock as an incentive for increased efforts during the Optionee's term of office with the Company and has advised the Company thereof and instructed it to issue such Option.

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          "Cause" shall have the meaning set forth in Section 5(c) of the Employment Agreement.

          "Change of Control" shall have the meaning set forth in Exhibit C to the Employment Agreement.

          "Constructive Discharge" shall have the meaning set forth in Section 5(e) of the Employment Agreement.

          "Disability" shall have meaning set forth in Section 5(b) of the Employment Agreement.

          "Employment Agreement" shall mean the Employment Agreement executed March 27, 2000 between the Optionee and the Company.

          "Fair Market Value" shall have the meaning set forth in the Plan.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Grant Date" shall mean March 27, 2000.

          "Term" shall mean 10 years from the Grant Date.

          "Termination for Cause" shall have the meaning set forth in Section 5(c) of the Employment Agreement but shall not include any termination that constitutes a Constructive Discharge.

          "Termination without Cause" shall have the meaning set forth in
          Section 5(d) of the Employment Agreement.

          "Vest" shall mean to become exercisable as well as to become vested, subject to the terms of this Agreement.

                                  ARTICLE II

                                GRANT OF OPTION
                                ---------------

Section 2.1 - Grant of Option

          On and as of the Grant Date, the Company irrevocably grants to the Optionee a Stock Option to purchase all or any part of 3,240,000 shares of Common Stock (any such shares, the "Shares") upon the terms and conditions set forth herein (the "Option").

Section 2.2 - Exercise Price

          The exercise price shall be $28.375 per Share without commission or other charge.

Section 2.3 - Consideration to the Company; No Right to Employment

          In consideration of the Option grant, the Optionee agrees to render faithful and efficient service to the Company with such duties and responsibilities as the Company shall from time to time prescribe, all in accordance with the terms of the Employment Agreement. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which rights hereby are expressly reserved, to terminate the Optionee's employment at any time for any reason whatsoever, with or without cause, subject to the terms of the Employment Agreement.

Section 2.4 - Adjustments in Option

          (a) General. In the event of a stock split, stock dividend, combination of shares or similar event or in the event that the outstanding shares of Common Stock subject to the Option are, from time to time, changed into or exchanged for a different number or kind of shares of common stock or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which the Option, or portions thereof then unexercised, shall be exercisable and/or in the exercise price and/or other terms and conditions of this Option (including the prices per share of Common Stock set forth in Section 3.1 hereof), and/or shall promptly make appropriate provision(s) for supplemental payments of cash, securities, and/or other property, so as to avoid dilution or enlargement of the rights of the Optionee and of the economic opportunity and value represented by the Option. Any such adjustment made by the Committee shall be final and binding, subject, however, to the provisions of Section 14 of the Employment Agreement which is incorporated herein by reference as provided in the Recitals hereto and in
Section 5.5 below.

          (b) Roll-over Provisions. In the event of any merger, consolidation or other transaction (i) in which the Company is not the surviving entity or the Company becomes (directly or indirectly) a subsidiary of another entity and (ii) following which the surviving entity or any entity of which it is a subsidiary, or, if the Company survives as a subsidiary of another entity, then such other entity or any entity of which such other entity is a subsidiary, has publicly-traded equity securities issued and outstanding, the Company shall take such steps as are necessary to assure that the Optionee shall (at his election) be provided a replacement option that (x) is exercisable for publicly-traded equity securities of the surviving entity, or of an entity of which the Company or the surviving entity is a subsidiary, as the case may be, and (y) provides terms, conditions and economic opportunity (including, without limitation, an aggregate spread value) no less favorable to the Optionee than did the Option prior to such transaction.

          (c) Change of Control. In the event that holders of Common Stock receive cash, securities or other property in respect of their Common Stock in connection with a Change of Control transaction, the Company shall use its best efforts to enable the Optionee (if he so elects) to exercise the Option at a time and in a fashion that will entitle him to receive in exchange for any Common Stock thus acquired the same consideration as is received in such Change of Control transaction by other holders of Common Stock.

                                  ARTICLE III

                           PERIOD OF EXERCISABILITY
                           ------------------------

Section 3.1 - Vesting, and Commencement of Exercisability

          Subject to the provisions of Section 3.2, the Option shall become exercisable as follows:

          a. As to 1,240,000 shares the Option shall vest and become exercisable at the rate of 20% per year on each of the first five anniversaries of the Grant Date.

          b. As to another 1,000,000 shares, the Option shall vest and become exercisable the rate of 20% per year on each of the first five anniversaries of the Grant Date, provided that subject to Section 3.1(d) below the Option shall vest and become immediately exercisable with respect to such shares on the date on which the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transactions Tape is at or above $50 per share.

          c. As to another 1,000,000 shares, the Option shall vest and become exercisable the rate of 20% per year on each of the first five anniversaries of the Grant Date, provided that subject to Section 3.1(d) below the Option shall vest and become immediately exercisable with respect to such shares on the date on which the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transactions Tape is at or above $60 per share.

          d. Subject to Section 3.2(a) below, neither tranche of the Option, as described in Section b. or c. above, shall become exercisable prior to the sixth-month anniversary of the Grant Date.

Section 3.2 - Acceleration of Exercisability

          (a) To the extent not previously vested the Option shall become fully vested and exercisable on the earlier of a Change of Control or the Optionee's termination of employment by reason of death, Disability, termination by the Company without Cause, or Constructive Discharge. To the extent not previously vested, the Option shall be immediately forfeited in the event of a termination of the Optionee's employment for Cause or upon the Optionee's resignation from the employ of the Company other than pursuant to a Constructive Discharge.

          (b) To the extent exercisable on the date of the Optionee's termination of employment, the Option shall continue to be exercisable by the Optionee or, in the event of his death, by his estate for the following periods (but not beyond the original ten-year term of the Options): (A) until the fifth anniversary of such termination of employment by reason of death, Disability, termination by the Company without Cause or Constructive Discharge or (B) subject to the following provisions of this clause (b), until 30 days after termination of employment by the Company for Cause. Except as provided in the following sentence, this Option shall cease to be exercisable immediately upon the Optionee's resignation from the employ of the Company other than pursuant to a Constructive Discharge. In the event of a Change of Control prior to the first anniversary of the Grant Date, any termination of the Executive's employment by the Company after the date of such Change of Control and on or before the close of business on the first business day following the first anniversary of the Grant Date shall be treated for purposes of this clause (b) as if it were a termination by the Company without Cause. The Option shall cease to be exercisable immediately upon the Optionee's voluntary resignation from the employ of the Company other than pursuant to a Constructive Discharge. In the event that the Optionee engages in Competition (within the meaning of Section 8 of the Employment Agreement) within the twelve-month period immediately following the termination of his employment with the Company for any reason (including any termination prior to the first anniversary of the Grant Date), this Option shall be immediately forfeited to the extent not previously exercised.

                                  ARTICLE IV

                              EXERCISE OF OPTION
                              ------------------

Section 4.1 - Person Eligible to Exercise

          During the Optionee's lifetime, subject to Section 5.1 hereof, only the Optionee may exercise the Option or any exercisable portion thereof. Subject to the preceding sentence, after the death of the Optionee and prior to the close of business on the Expiration Date, the Option or any exercisable portion thereof may be exercised by the Optionee's personal representative, or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution. The party entitled to exercise the Option shall be referred to herein as the "Exercising Party."

Section 4.2 - Partial Exercise

          Any exercisable portion of the Option may be exercised in whole or in part at any time prior to the close of business on the Expiration Date; provided, however, that any exercise shall be for whole shares only.

Section 4.3 - Manner of Exercise

          (a) Notice in writing, signed by the Exercising Party, shall be delivered to the Company, stating the number of Shares with respect to which the Option is being exercised.

          (b) Full payment of the purchase price and resulting tax withholding liability shall be paid to the Company, which payment can be made in any combination of the following:

               (i) Cash, wire transfer of immediately available funds or check payable to the Company, within five business days of exercise. This alternative can be used for either or both the purchase price and tax withholding liability;

               (ii) "Exchange" of Common Stock owned for at least six months prior to exercise with a total market value equal to or greater than the purchase price. This alternative can also be used for either or both the purchase price and resulting tax withholding liability;

               (iii) Simultaneous exercise and sale through either FCT/Equiserve or Bank One Securities Corporation;

               (iv) Tendering Option Shares (reducing the number of Shares actually delivered through the exercise of the Option). This alternative can only be used to satisfy the resulting minimum tax withholding.

If withholding is not fully paid by one of the tax payment options described above, tax will be withheld from a paycheck following an option exercise.

          (c) In the event that the Exercising Party is not the Optionee, appropriate proof, in the sole judgment of the Company, of the right of such person to exercise the Option shall be delivered to the Company.

Section 4.4 - Restorative Stock Option

          A Restorative Stock Option will be granted to the Optionee upon exercise during employment of all or a portion of the Option where the option exercise price is paid by an "exchange" of shares of Common Stock owned for at least six months prior to exercise with a total Fair Market Value equal to or greater than the purchase price. The exercise price per share of the Restorative Stock Option shall be the Fair Market Value of a share of Common Stock on the date the Restorative Stock Option is granted. The number of shares for each Restorative Stock Option grant will be equal to the number of shares exchanged to pay the option exercise price. Restorative Stock Options (i) may be granted on previously granted Restorative Stock Options that are exercised in a calendar year subsequent to the year of grant, (ii) may be granted once per calendar year with respect to this Option, (iii) derived from this Option are only exercisable through the term of the Option and (iv) shall be exercisable six months after grant; provided, however, that a Restorative Stock Option exercised in the same calendar year as granted shall not be eligible for a new Restorative Stock Option grant.

Section 4.5 - Shares to be Issued

          The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares that have been reacquired subsequently by the Company. When delivered to Optionee, such shares shall be fully paid and nonassessable.

Section 4.6 - No Rights as Stockholder

          Neither the Optionee nor any Exercising Party shall be a stockholder of the Company or have any of the rights or privileges thereof in respect of any shares covered by the Option unless and until certificates representing such shares shall have been issued by the Company to such Optionee or other Exercising Party or such shares have been registered in the name of the Optionee or other Exercising Party on the Company's books.

Section 4.7 - Securities Registration, Securities Law Compliance

          The Company represents that the shares to be issued upon exercise of the Option are registered without restriction under the Securities Act of 1933 and under any and all applicable state securities laws, and shall remain registered after the Option is exercised. Upon issuance of any share hereunder, the Optionee shall, if requested by the Company, make such representations and furnish such information as may reasonably be necessary to permit the Company to issue or transfer such share in compliance with the provisions of applicable Federal and/or state securities laws.

Section 4.8 - Deferral of Option Gains

          To the extent that such rights are provided to any other senior executive of the Company, the Optionee shall have the right to elect to defer any gains realized upon or in connection with the exercise of the Option.

                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

Section 5.1 - Transferability of Option

          This Agreement and the Optionee's rights hereunder shall be transferable or assignable by the Optionee (i) by will or by the laws of descent and distribution, (ii) during his lifetime, by gratuitous transfers to immediate family members or to trusts for their benefit or (iii) pursuant to a Qualified Domestic Relations Order (as defined under the Code or Title I of the Employee Retirement Security Act of 1974, as amended or the rules thereunder). The Option may be exercised only by the Optionee or his guardian or legal representative (including any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution) or by a transferee to whom a transfer is made in accordance with the preceding sentence (a "Permitted Transferee"). For purposes of this Section 5, a "Permitted Transferee" shall be deemed to include a transferee from a Permitted Transferee under circumstances described in clause (i) and (ii) above. Any Permitted Transferee shall have the same rights and obligations as the Optionee except that the rights with respect to transfers or assignments under this
Section 5 shall be limited to Permitted Transferees referred to in clauses (i) and (ii) above.

Section 5.2 - Shares to be Reserved

          The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.3 - Notices

          Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company as follows: Bank One Corporation, 1 Bank One Plaza, Chicago, IL 60670, Attention: General Counsel. Any notice to be given to the Optionee shall be sent to the address given beneath his signature to this Agreement. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices. Any notice that is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.3. All notices and other communications under this Agreement shall be in writing and shall have been deemed duly given when delivered personally, mailed by registered mail, return receipt requested or sent by documented overnight delivery service.

Section 5.4 - Titles

          Titles are provided herein for convenience of reference only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.5 - Applicability of Plan, Employment Agreement

          This Agreement, the Option and any Shares issued hereunder shall be subject to all of the terms and provisions of the Employment Agreement and of the Plan, as modified by the Employment Agreement. In the event of any conflict among this Agreement, the Plan or the Employment Agreement, the terms of the Employment Agreement shall control.

Section 5.6 - Amendment; Waiver

          No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. Any party may waive compliance by another with any of the provisions of this Agreement, provided that (a) no waiver of any provision hereof shall be construed as a waiver of any other provision or subsequent breach and (b) any such waiver shall be in writing signed by the party waiving such compliance. The failure of any party hereto to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity hereof, or any part hereof, or the right of any party thereafter to enforce each and every such provision.

Section 5.7 - Governing Law

          To the extent not governed by the laws of the United States, including the Code, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without regard to conflicts of law principles for such state).

Section 5.8 - Jurisdiction

          Subject to Section 5.9 hereof, the Company and the Optionee hereby irrevocably submit to the jurisdiction of any Illinois or Delaware state court, or any Federal court in the Northern District of Illinois or in Delaware in any action or proceeding arising out of or relating to this Agreement, and the parties hereto irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined only in such courts. The Company and the Optionee hereby consent to and grant to any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided in Section 5.3 hereof, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

Section 5.9 - Resolution of Disputes

          Any disputes under this Agreement shall be resolved in accordance with
Section 18 of the Employment Agreement, which shall be deemed incorporated herein in full.

Section 5.10 - Representations

          The Company represents and warrants that (a) it is fully authorized by action of its Board and the Committee (and of any other person or body whose action is required) to enter into this Agreement and to perform its obligations under it, (b) the execution, delivery and performance of this Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company,
(c) the Plan is consistent with the terms of this Agreement and (d) upon the execution and delivery of this Agreement by the Company and the Optionee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the date first set forth above.

                              BANK ONE CORPORATION


                              By:  /s/ John R. Hall
                                 -------------------------------

AGREED AND ACCEPTED BY:

  /s/ James Dimon
-----------------------------------
Optionee